Consent of Independent Auditors



We consent to the reference to our firm under the caption
"Experts" and to the use of our reports pertaining to The
Union Central Life Insurance Company and Carillon Life
Account dated March 12, 2001 and February 16, 2001, respectively, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-36220) and related
Prospectus of Carillon Life Account.



                            /s/ Ernst & Young LLP

Cincinnati, Ohio
April 23, 2001